Exhibit 99

Vishay Reports Results for Fourth Quarter and Year 2009

  Revenues for Q4 2009 were $607 million or $82 million higher compared to Q3 2009
  Net earnings of $0.15 per diluted share for the fourth quarter 2009, adjusted net earnings of $0.16, as compared to net earnings of $0.01 per diluted share and adjusted net earnings of $0.03 per diluted share for the third quarter 2009
  Cash generated from operations in 2009 was $290 million, capital expenditures were $50 million and proceeds from the sale of property were $6 million
  Break-even point permanently lowered by $500 million since beginning of crisis

MALVERN, Pa.--(BUSINESS WIRE)--February 9, 2010--Dr. Felix Zandman, Executive Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE: VSH), announced today that revenues for the year ended December 31, 2009 were $2,042.0 million, compared to $2,822.2 million for the year ended December 31, 2008. Net loss attributable to Vishay stockholders for the year ended December 31, 2009 was $(57.2) million, or $(0.31) per share, compared to a net loss attributable to Vishay stockholders of $(1,732.2) million, or $(9.29) per share for the year ended December 31, 2008.

Revenues for the fiscal quarter ended December 31, 2009 were $607.0 million, compared to $575.4 million for the fiscal quarter ended December 31, 2008. The net income attributable to Vishay stockholders for the fiscal quarter ended December 31, 2009 was $28.5 million, or $0.15 per diluted share, compared to a net loss attributable to Vishay stockholders of $(652.3) million, or $(3.50) per share for the fiscal quarter ended December 31, 2008.

Net earnings (loss) attributable to Vishay stockholders include various items affecting comparability, as listed on the attached reconciliation schedule. Adjusted net earnings (loss) per share, which excludes these items, was $0.02 for the year ended December 31, 2009 and $0.45 for the year ended December 31, 2008; and $0.16 for the fourth fiscal quarter of 2009 and $(0.07) for the fourth fiscal quarter of 2008.

Commenting on the results for the fourth quarter and year 2009, Dr. Paul stated, “In the fourth quarter 2009 the demand for both passive components and discrete semiconductors increased dramatically across all geographies, all end markets and all sales channels. Orders are approaching pre-crisis levels. Strong end demand meant that our distributors reduced their inventories of our products by another 2%; the inventory turns at distribution were 4.2 for the fourth quarter.”

Dr. Paul continued, “Since the beginning of the crisis we have drastically reduced our fixed costs lowering our break-even point permanently by approximately $500 million. Our defined restructuring programs have been implemented or announced, which will result in low restructuring charges going forward. Based on improved profitability in combination with lower working capital requirements we are set to continue to generate high levels of cash from operations.”

Dr. Paul concluded, “Since the beginning of the fourth quarter 2009 Vishay is in the phase of a steep upturn. We are confident that 2010 will become a good year for us. However, in case of an economic slow-down we are prepared to promptly re-establish all savings measures of the last year.”

Commenting on the outlook for the first quarter 2010 Dr. Paul stated, “We anticipate revenues of between $630 to $670 million and improved results.”

Commenting on the Company's intended spin-off, R&D and acquisition activities, Dr. Felix Zandman, Executive Chairman of the Board and Chief Technical and Business Development Officer, stated, "The preparations for the intended spin-off of our measurements and foil resistors businesses into Vishay Precision Group are proceeding smoothly. As announced, the spin-off is expected to take the form of a tax-free stock dividend to Vishay’s stockholders. The spin-off would enable the management teams of both companies to better focus on the unique issues facing their respective businesses.”

Dr. Zandman continued, “Our R&D activities progress as planned and will accelerate as the economy improves.”

Dr. Zandman concluded, “Based on our very strong balance sheet and the improved economic environment, we are now again actively pursuing acquisitions. We are targeting small to mid-size companies. For the passive components, we aim to strengthen and broaden our position as a specialty products supplier; for the discrete semiconductors, the intent is to increase market share and exploit synergies. The goal of our acquisition activities is to further improve our profitability.”

A conference call to discuss fourth quarter and year ending financial results is scheduled for Tuesday, February 9, 2010 at 10:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is #50104751.

There will be a replay of the conference call from 11:00 AM (ET) on Tuesday, February 9, 2010 through 11:59 PM (ET) on Sunday, February 14, 2010. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is #50104751.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, inductors, sensors, and transducers). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, and medical markets. Its product innovations, successful acquisition strategy, and ability to provide "one-stop shop" service have made Vishay a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with generally accepted accounting principles (“GAAP”), including adjusted net earnings (loss) and adjusted net earnings (loss) per share. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Non-GAAP measures such as adjusted net earnings (loss) and adjusted net earnings (loss) per share do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that these measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to an understanding to the Company’s intrinsic operations. These reconciling items are indicated on the accompanying reconciliation schedule and are more fully described in the Company’s financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation and acquisition activity, and the general state of the Company, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the pace and continuation of recovery in the worldwide economy; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates and consummating a transaction on terms which we consider acceptable; and other factors affecting our operations that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Fiscal quarter ended
	December 31,	September 26,	December 31,
	2009	2009	2008
			as recast (a)

Net revenues	$606,960	$525,304	$575,442
Costs of products sold	469,964	420,937	484,134
Loss on purchase commitments	-	-	6,024
Gross profit	136,996	104,367	85,284
Gross margin	22.6%	19.9%	14.8%

Selling, general, and administrative expenses	98,289	89,667	97,951
Restructuring and severance costs	3,373	3,478	28,577
Asset write-downs	681	-	878
Impairment of goodwill and indefinite-lived intangibles	-	-	565,257
Operating income (loss)	34,653	11,222	(607,379)
Operating margin	5.7%	2.1%	-105.5%

Other income (expense):
Interest expense	(2,044)	(2,626)	(6,729)
Other	2,091	327	3,548
Total other income (expense) - net	47	(2,299)	(3,181)

Income (loss) from continuing operations before taxes	34,700	8,923	(610,560)

Income taxes	5,961	6,414	36,215

Income (loss) from continuing operations, net of tax	28,739	2,509	(646,775)

Loss from discontinued operations, net of tax	-	-	(5,690)

Net earnings (loss)	28,739	2,509	(652,465)

Less: net earnings attributable to noncontrolling interests	258	186	(173)

Net earnings (loss) attributable to Vishay stockholders	$28,481	$2,323	$(652,292)

Basic earnings (loss) per share attributable to Vishay stockholders:*
Continuing operations	$0.15	$0.01	$(3.47)
Discontinued operations	$-	$-	$(0.03)
Net earnings (loss)	$0.15	$0.01	$(3.50)

Diluted earnings (loss) per share attributable to Vishay stockholders:*
Continuing operations	$0.15	$0.01	$(3.47)
Discontinued operations	$-	$-	$(0.03)
Net earnings (loss)	$0.15	$0.01	$(3.50)

Weighted average shares outstanding - basic	186,636	186,636	186,544

Weighted average shares outstanding - diluted	193,020	186,824	186,544

Amounts attributable to Vishay stockholders:
Income (loss) from continuing operations, net of tax	$28,481	$2,323	$(646,602)
Discontinued operations, net of tax	-	-	(5,690)
Net earnings (loss)	$28,481	$2,323	$(652,292)

* May not add due to rounding.

(a) Recast to reflect the retrospective adoption of new accounting standards. See current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2009.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Year ended
	December 31,	December 31,
	2009	2008
		as recast (a)

Net revenues	$2,042,033	$2,822,211
Costs of products sold	1,653,872	2,219,220
Loss on purchase commitments	-	6,024
Gross profit	388,161	596,967
Gross margin	19.0%	21.2%

Selling, general, and administrative expenses	359,162	450,879
Restructuring and severance costs	37,874	62,537
Asset write-downs	681	5,073
Impairment of goodwill and indefinite-lived intangibles	-	1,723,174
Terminated tender offer expenses	-	4,000
Settlement agreement gain	(28,195)	-
Executive employment agreement charge	57,824	-
Operating income (loss)	(39,185)	(1,648,696)
Operating margin	-1.9%	-58.4%

Other income (expense):
Interest expense	(10,321)	(38,668)
Other	9,791	14,876
Total other income (expense) - net	(530)	(23,792)

Income (loss) from continuing operations before taxes	(39,715)	(1,672,488)

Income taxes	16,800	11,187

Income (loss) from continuing operations, net of tax	(56,515)	(1,683,675)

Loss from discontinued operations, net of tax	-	(47,826)

Net earnings (loss)	(56,515)	(1,731,501)

Less: net earnings attributable to noncontrolling interests	673	718

Net earnings (loss) attributable to Vishay stockholders	$(57,188)	$(1,732,219)

Basic earnings (loss) per share attributable to Vishay stockholders:*
Continuing operations	$(0.31)	$(9.04)
Discontinued operations	$-	$(0.26)
Net earnings (loss)	$(0.31)	$(9.29)

Diluted earnings (loss) per share attributable to Vishay stockholders:*
Continuing operations	$(0.31)	$(9.04)
Discontinued operations	$-	$(0.26)
Net earnings (loss)	$(0.31)	$(9.29)

Weighted average shares outstanding - basic	186,605	186,403

Weighted average shares outstanding - diluted	186,605	186,403

Amounts attributable to Vishay stockholders:
Income (loss) from continuing operations, net of tax	$(57,188)	$(1,684,393)
Discontinued operations, net of tax	-	(47,826)
Net earnings (loss)	$(57,188)	$(1,732,219)

* May not add due to rounding.

(a) Recast to reflect the retrospective adoption of new accounting standards. See current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2009.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31,	December 31,
	2009	2008
Assets	(unaudited)	as recast (a)
Current assets:
Cash and cash equivalents	$579,189	$324,164
Accounts receivable, net	284,295	311,197
Inventories:
Finished goods	119,723	173,280
Work in process	192,206	211,320
Raw materials	122,940	153,419
Total inventories	434,869	538,019

Deferred income taxes	16,781	15,251
Prepaid expenses and other current assets	92,409	139,903
Total current assets	1,407,543	1,328,534

Property and equipment, at cost:
Land	98,623	98,827
Buildings and improvements	528,438	508,579
Machinery and equipment	2,126,226	2,091,124
Construction in progress	36,193	80,857
Allowance for depreciation	(1,779,224)	(1,617,225)
	1,010,256	1,162,162

Intangible assets, net	153,623	177,782

Other assets	148,124	147,482
Total assets	$2,719,546	$2,815,960

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31,	December 31,
	2009	2008
	(unaudited)	as recast (a)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$24	$11,293
Trade accounts payable	118,216	104,608
Payroll and related expenses	87,566	117,197
Other accrued expenses	162,083	191,086
Income taxes	23,558	24,901
Current portion of long-term debt	16,054	13,044
Total current liabilities	407,501	462,129

Long-term debt less current portion	320,052	333,631
Deferred income taxes	13,062	18,842
Deferred grant income	2,526	3,143
Other liabilities	152,874	123,207
Accrued pension and other postretirement costs	301,930	325,112
Total liabilities	1,197,945	1,266,064

Equity:
Vishay stockholders' equity
Common stock	17,228	17,220
Class B convertible common stock	1,435	1,435
Capital in excess of par value	2,317,613	2,315,851
Retained earnings (accumulated deficit)	(922,805)	(865,617)
Accumulated other comprehensive income	102,975	75,969
Total Vishay stockholders' equity	1,516,446	1,544,858
Noncontrolling interests	5,155	5,038
Total equity	1,521,601	1,549,896
Total liabilities and equity	$2,719,546	$2,815,960

(a) Recast to reflect the retrospective adoption of new accounting standards. See current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2009.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Year ended
	December 31,	December 31,
	2009	2008
		as recast (a)
Continuing operating activities
Net earnings (loss)	$(56,515)	$(1,731,501)
Adjustments to reconcile net earnings (loss) to net cash provided by continuing operating activities:
Loss on discontinued operations, net of tax	-	47,826
Impairment of goodwill and indefinite-lived intangibles, net of tax	-	1,668,036
Depreciation and amortization	229,643	222,934
Loss (gain) on disposal of property and equipment	460	(7,584)
Accretion of interest on convertible notes	-	13,221
Asset write-downs	681	5,073
Inventory write-offs for obsolescence	31,908	38,478
Loss on purchase commitments	-	6,024
Deferred grant income	(688)	(1,386)
Other	(24,869)	37,175
Changes in operating assets and liabilities, net of effects of businesses acquired	109,797	(29,797)
Net cash provided by continuing operating activities	290,417	268,499

Continuing investing activities
Purchase of property and equipment	(50,340)	(151,994)
Proceeds from sale of property and equipment	6,387	17,696
Purchase of businesses, net of cash acquired or refunded	28,195	(74,234)
Other investing activities	1,438	450
Net cash used in continuing investing activities	(14,320)	(208,082)

Continuing financing activities
Principal payments on long-term debt and capital lease obligations	(28,754)	(514,053)
Proceeds of long-term debt, net of issuance costs	15,000	123,379
Net proceeds (repayment) of revolving credit lines	-	125,000
Net changes in short-term borrowings	(11,278)	10,635
Distributions to noncontrolling interests	(556)	(1,044)
Proceeds from stock options exercised	-	617
Net cash used in continuing financing activities	(25,588)	(255,466)
Effect of exchange rate changes on cash and cash equivalents	7,703	(6,759)
Net increase in cash and cash equivalents from continuing activities	258,212	(201,808)

Net cash used by discontinued operating activities	(3,187)	(12,753)
Net cash provided by discontinued investing activities	-	1,430
Net cash used by discontinued financing activities	-	-
Net cash used by discontinued operations	(3,187)	(11,323)

Net increase in cash and cash equivalents	255,025	(213,131)

Cash and cash equivalents at beginning of period	324,164	537,295
Cash and cash equivalents at end of period	$579,189	$324,164

(a) Recast to reflect the retrospective adoption of new accounting standards. See current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 13, 2009.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings (Loss) Per Share
(Unaudited - In thousands except per share)
	Fiscal quarter ended			Year ended
	December 31,	September 26,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

GAAP net earnings (loss) attributable to Vishay stockholders	$28,481	$2,323	$(652,292)	$(57,188)	$(1,732,219)

Reconciling items affecting gross margin:
Loss on purchase commitment	$-	$-	$6,024	$-	$6,024

Reconciling items affecting operating margin:
Restructuring and severance costs	$3,373	$3,478	$28,577	$37,874	$62,537
Asset write-downs	681	-	878	681	5,073
Impairment of goodwill and indefinite-lived intangibles	-	-	565,257	-	1,723,174
Terminated tender offer expenses	-	-	-	-	4,000
Settlement agreement gain	-	-	-	(28,195)	-
Executive employment agreement charge	-	-	-	57,824	-
Gain on sale of building	-	-	(4,510)	-	(4,510)

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$(1,029)	$(973)	$37,224	$(7,737)	$(26,341)

Loss from discontinued operations	-	-	5,690	-	47,826

Adjusted net earnings (loss)	$31,506	$4,828	$(13,152)	$3,259	$85,564

Adjusted weighted average diluted shares outstanding	193,020	193,001	186,544	186,778	192,754

Adjusted earnings (loss) per diluted share (b)	$0.16	$0.03	$(0.07)	$0.02	$0.45

(b) Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

CONTACT:
Vishay Intertechnology, Inc.
Dr. Lior E. Yahalomi
Executive Vice President and Chief Financial Officer
or
Peter G. Henrici
Senior Vice President Corporate Communications
+1-610-644-1300